UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 29, 2019

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 Regulation FD Disclosure

On May 29, 2019, a subsidiary of Virtu Financial, Inc. (collectively, “Virtu”) made a voluntary prepayment of $50.0 million pursuant to the terms of its senior secured first lien term loan facility (the “Term Loan Facility”). Following the prepayment the aggregate balance of the Term Loan Facility is $1,450.0 million. The Company does not intend for this Item 7.01 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or to be incorporated by reference into filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: May 29, 2019